As filed with the Securities and Exchange Commission on August 16, 1999
                                Registration No. 333-------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in the charter)
       Delaware                                        13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------
                   BORG-WARNER AUTOMOTIVE MORSE TEC CORPORATION,
               ITHACA RETIREMENT SAVINGS PLAN AS AMENDED AND RESTATED
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)


                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Titles of        Amount         Proposed maximum Proposed maxi-
securities       to be          offering price   mum aggregate  Amount of
to be registered registered     per share (1)    offering price registration fee
--------------------------------------------------------------------------------
Common Stock     50,000 shares $47.53            $2,376,500      $660.67
($.01 par value)(2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on August 10, 1999 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The contents of Registration Statement Nos. 33-92430 and 33-75568 on Form S-8 are incorporated herein by reference.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   EXHIBITS.

     (5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and
           Secretary of the Company.

     (23.1)Consent of Deloitte & Touche LLP.

     (23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

     (24.1)Power of Attorney.


SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 11, 1999.

                                   BORG-WARNER AUTOMOTIVE, INC.


                                   By: /s/JOHN F. FIEDLER
                                   --------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on August 11, 1999.

SIGNATURE                TITLE

/s/ JOHN F. FIEDLER      Chairman of the Board and Chief Executive Officer
-----------------------
JOHN F. FIEDLER

/s/ JEFFREY OBERMAYER    Acting Treasurer
------------------------ (Principal Financial Officer)
JEFFREY OBERMAYER

/s/ WILLIAM C. CLINE     Vice President and Controller
------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

*                        Director
-------------------------
JOHN RAU

*                        Director
------------------------
ALEXIS P. MICHAS

*                        Director
------------------------
PAUL E. GLASKE

*                        Director
------------------------
JAMES J. KERLEY

*                        Director
------------------------
WILLIAM E. BUTLER

*                        Director
------------------------
IVAN W. GORR

*                        Director
------------------------
ANDREW F. BRIMMER

*                        Director
------------------------
JERE A. DRUMMOND

*                        Director
------------------------
PHYLLIS O. BONANNO


/s/ JOHN F. FIEDLER     As attorney-in-fact for directors marked by an aste-
                        risk.
------------------------
JOHN F. FIEDLER


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, The Retirement Savings Plan Committee as Administrator of the Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 11, 1999.


BORG-WARNER AUTOMOTIVE MORSE TEC CORPORATION,
ITHACA RETIREMENT SAVINGS PLAN AS AMENDED AND RESTATED

/s/WILLIAM C. CLINE
----------------------
WILLIAM C. CLINE
Member of the Retirement Savings Plan Committee as Administrator

/s/GERALDINE KINSELLA
----------------------
GERALDINE KINSELLA
Member of the Retirement Savings Plan Committee as Administrator

/s/REGIS J. TRENDA
----------------------
REGIS J. TRENDA
Member of the Retirement Savings Plan Committee as Administrator

                                   EXHIBIT INDEX

(5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and
      Secretary of the Company.

(23.1)Consent of Deloitte & Touche LLP.

(23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

(24.1)Power of Attorney.